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Exhibit 1.1

8,700,000 Common Units

HILAND HOLDINGS GP, LP

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

                        , 2006
LEHMAN BROTHERS INC.
As Representative of the several Underwriters
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Hiland Holdings GP, LP, a Delaware limited partnership (the "Partnership"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters") 8,700,000 common units (the "Firm Units"), representing limited partner interests in the Partnership (the "Common Units"). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 1,305,000 additional Common Units on the terms and for the purposes set forth in Section 2 (the "Option Units"). The Firm Units and the Option Units, if purchased, are referred to collectively herein as the "Units."

        This is to confirm the agreement among the Partnership, Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner") and Hiland Partners GP, Inc., a Delaware corporation ("Hiland Inc." and, together with the Partnership, the General Partner, the "Hiland Parties") and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

        A.    It is understood and agreed to by all parties hereto that the Partnership was initially formed to acquire and own, as of each Delivery Date (as defined in Section 4 hereof):

          (i)    a 99.999% limited liability company interest in Hiland Partners GP, LLC, a Delaware limited liability company (the "MLP GP");

          (ii)   100% of the outstanding stock of Hiland Inc., which was formed to acquire and own a 0.001% limited liability company interest in MLP GP;

          (iii)  1,301,471 common units representing limited partner interests in Hiland Partners, LP ("MLP Common Units"), a publicly-traded Delaware limited partnership of which the MLP GP is the sole general partner (the "MLP"); and

          (iv)  4,080,000 subordinated units representing limited partner interests in the MLP ("MLP Sub Units");

each as more particularly described in the Preliminary Prospectus and the Prospectus and as acquired pursuant to the Contribution Agreement (as such terms are hereinafter defined).

        B.    It is further understood and agreed to by all parties hereto that as of the date hereof:

            (i)  the MLP owns, directly or indirectly, 100% of the limited liability company interests or partnership interests, as the case may be, of the MLP Subsidiaries (as defined in Section 1(q))

           (ii)  the MLP GP owns a 2% general partner interest in the MLP, 761,714 MLP Common Units and all of the incentive distribution rights in the MLP (as defined in the MLP Partnership Agreement, the "Incentive Distribution Rights");

          (iii)  HH GP Holding, LLC, an Oklahoma limited liability company ("HH GP Holding"), owns a 94.0% Class A limited liability company interest in the MLP GP;

          (iv)  Equity Financial Services, Inc., an Oklahoma corporation ("Equity Financial"), owns a 0.7% Class B limited liability company interest in the MLP GP, 5,059 MLP Common Units and 28,665 MLP Sub Units;

           (v)  Randy Moeder, an individual residing in Enid, Oklahoma ("Mr. Moeder"), owns a 4.0% Class A limited liability company interest and a 3.3% Class B limited liability company interest in the MLP GP and 49,757 MLP Common Units;

          (vi)  Kenneth Maples, an individual residing in Enid, Oklahoma ("Mr. Maples"), owns a 2.0% Class A limited liability company interest and a 2.0% Class B limited liability company interest in the MLP GP and 20,000 MLP Common Units;

         (vii)  the Harold Hamm DST Trust (the "DST Trust") owns a 19.56% Class B limited liability company interest in the MLP GP, 116,316 MLP Common Units and 842,752 MLP Sub Units;

        (viii)  the Harold Hamm HJ Trust (the "HJ Trust") owns a 13.03% Class B limited liability company interest in the MLP GP, 77,543 MLP Common Units and 561,834 MLP Sub Units;

          (ix)  Continental Gas Holdings, Inc., a Delaware corporation ("Continental Holdings"), owns a 61.41% Class B limited liability company interest in the MLP GP, 271,082 MLP Common Units, 2,646,749 MLP Sub Units and all of the capital stock of Hiland Inc.;

        The MLP GP, the MLP and the MLP Subsidiaries are referred to collectively herein as the "Hiland MLP Parties," and the Hiland Parties and the Hiland MLP Parties are referred to collectively herein as the "Hiland Entities."

        C.    Prior to the execution hereof:

          (i)    HH GP Holding formed the General Partner, to which it contributed $1,000 in exchange for all of the interest in the General Partner; and

          (ii)   the General Partner and Continental Holdings formed the Partnership, the General Partner contributed $0.01 thereto in exchange for a 0.001% general partner interest therein, and Continental Holdings contributed $999.99 thereto in exchange for a 99.999% limited partner interest therein.

          (iii)  Continental Holdings formed Hiland Inc. and contributed to Hiland Inc. $1,000 in exchange for all of the stock in Hiland Inc.

        D.    On May 24, 2006, the Partnership, the General Partner, Hiland Inc., Continental Holdings, HH GP Holding, DST Trust, HJ Trust, Mr. Moeder and Mr. Maples entered into a Contribution Agreement (the "Contribution Agreement"), pursuant to which the following transactions will occur prior to the Initial Delivery Date (as hereinafter defined):

          (i)    Continental Holdings will convey a 0.001% Class B limited liability company interest in MLP GP to Hiland Inc. as a capital contribution;

          (ii)   HH GP Holding, Mr. Moeder and Mr. Maples will convey their Class A limited liability company interests in the MLP GP to the General Partner in exchange for 94.0%, 4.0% and 2.0% limited liability company interests, respectively, in the General Partner;

          (iii)  DST Trust will contribute its Class B limited liability company interest in the MLP GP, 116,316 MLP Common Units and 842,752 MLP Sub Units to the Partnership in exchange for rights to receive a distribution in the amount of $            and            Common Units;

          (iv)  HJ Trust will contribute its Class B limited liability company interest in the MLP GP, 77,543 MLP Common Units and 561,834 MLP Sub Units to the Partnership in exchange for rights to receive a distribution in the amount of $            and            Common Units;

          (v)   Equity Financial will contribute its Class B limited liability company interest in the MLP GP, 5,059 MLP Common Units and 28,665 MLP Sub Units to the Partnership in exchange for rights to receive a distribution in the amount of $            and            Common Units;

          (vi)  Mr. Moeder will contribute his Class B limited liability company interest in the MLP GP and 49,757 MLP Common Units to the Partnership in exchange for rights to receive a distribution in the amount of $            and            Common Units and            Class B Units (as described in the Partnership Agreement, "Class B Units");

          (vii) Mr. Maples will contribute his Class B limited liability company interest in the MLP GP and 20,000 MLP Common Units to the Partnership in exchange for a right to receive a distribution in the amount of $            and            Common Units and            Class B Units;

          (viii) Continental Holdings will contribute its remaining Class B limited liability company interest in the MLP GP, its capital stock of Hiland Inc., 271,082 MLP Common Units and 2,646,749 MLP Sub Units to the Partnership in exchange for rights to receive a distribution in the amount of $            and            Common Units; and

          (ix)  the General Partner will contribute all of its Class A limited liability company interest in the MLP GP to the Partnership in exchange for a capital account credit.

Continental Holdings, HH GP Holding, DST Trust, HJ Trust, Equity Financial, Mr. Moeder and Mr. Maples are referred to collectively herein as the "Contributing Parties." The transactions contemplated by the Contribution Agreement are referred to herein as the "Transactions."

        E.    It is further understood and agreed to by the parties hereto that the following additional transactions will occur substantially contemporaneously with the Initial Delivery Date:

          (i)    the Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the "Partnership Agreement") to conform to the description thereof set forth in the Prospectus under the caption "Material Provisions of the Partnership Agreement of Hiland GP Holdings, LP;"

          (ii)   the General Partner will amend and restate its limited liability company agreement (as so amended and restated, the "GP LLC Agreement");

          (iii)  Hiland Inc. will amend and restate its certificate of incorporation (as so amended and restated, the "Hiland Inc. Charter");

          (iv)  the MLP GP will amend and restate its limited liability company agreement (as so amended and restated, the "MLP GP LLC Agreement");

          (v)   the Partnership and the General Partner will enter into a non-competition agreement (the "Non-Competition Agreement") with the MLP and MLP GP, consistent with the description thereof set forth in the Prospectus under the caption "Certain Relationships and Related Party Transactions—Related Party Transactions Involving Hiland Partners—Non-Competition Agreement;" and

          (vi)  the Partnership will enter into a $            million credit facility (the "Credit Facility"), which will provide funds for the Partnership's working capital borrowings.

        F.    On the Initial Delivery Date, the Partnership will (a) will pay transaction expenses, estimated to be $    million, (b) contribute $            to the MLP GP (.001% on behalf of Hiland Inc.), which, in turn, will retire $35.0 million in indebtedness outstanding under its credit agreement, plus accrued

interest thereon, and (c) distribute $    proportionately to Equity Financial, New Continental, DST Trust, HJ Trust, Mr. Moeder and Mr. Maples.

        The "Transaction Documents" shall mean the Contribution Agreement, the Non-Competition Agreement and the Credit Facility. The "Organizational Documents" shall mean the Partnership Agreement, the GP LLC Agreement, the Hiland Inc. Charter, the MLP GP LLC Agreement and the MLP Partnership Agreement (as hereinafter defined). The "Operative Agreements" shall mean the Transaction Documents and the Organizational Documents collectively.

        The Hiland Parties wish to confirm as follows their agreement with you in connection with the purchase of the Units from the Partnership by the Underwriters.

        1.    Representations, Warranties and Agreements of the Hiland Parties. The Hiland Parties jointly and severally represent, warrant and agree that:

          (a)    Registration; Definitions; No Stop Order.    A registration statement (Registration No. 333-134491) on Form S-1 relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representative of the Underwriters (the "Representative"). As used in this Agreement:

            (i)    "Applicable Time" means             p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Partnership and its counsel is a time prior to the time of the first sale of the Units;

            (ii)   "Effective Date" means                        , 2006, the date as of which the Registration Statement was declared effective by the Commission;

            (iii)  "Issuer Free Writing Prospectus" means each "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

            (iv)  "Preliminary Prospectus" means any preliminary prospectus relating to the Units included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

            (v)   "Pricing Disclosure Package" means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (i) the number of Common Units and the public offering price per Common Unit set forth on the cover page of the Prospectus, and (ii) each Issuer Free Writing Prospectus filed with the Commission by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

            (vi)  "Prospectus" means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

            (vii) "Registration Statement" means the registration statement on Form S-1 (File No. 333-134491) relating to the Units, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

            (viii) Any reference to the "most recent Preliminary Prospectus" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof.

        The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of any of the Hiland Parties, threatened by the Commission.

          (b)    Partnership Not an "Ineligible Issuer."    The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4), an "ineligible issuer" (as defined in Rule 405).

          (c)    Registration Statement and Prospectus Conform to the Requirements of the Securities Act.    The Registration Statement conformed when filed and will conform in all material respects on each of Effective Date and the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects, when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.

          (d)    No Material Misstatements or Omissions in Registration Statement.    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (e)    No Material Misstatements or Omissions in Prospectus.    The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (f)    No Material Misstatements or Omissions in Pricing Disclosure Package.    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (g)    No Material Misstatements or Omissions in Issuer Free Writing Prospectuses.    Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h)    Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.    Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery requirements, any filing requirements and any record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

          (i)    Formation, Qualification and Authority.    Each of Hiland Entities has been duly formed or incorporated, is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of formation or incorporation, as applicable, and is duly qualified to do business is and in good standing as a foreign limited partnership, foreign limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, (i) reasonably be expected to have a material adverse effect on the condition (financial or otherwise), securityholders' equity, results of operations, properties, business or prospects of the Hiland Parties taken as a whole or the Hiland MLP Parties taken as a whole (a "Material Adverse Effect"), or (ii) subject the limited partners of the applicable limited partnership to any material liability or disability; each of the Hiland Entities has all corporate, partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties, to conduct its business as currently conducted and as to be conducted at the Closing Date and to consummate the transactions contemplated by the Transaction Documents, in each case in all material respects as described in the most recent Preliminary Prospectus.

          (j)    Power and Authority to Act as a General Partner.    The General Partner has, and as of each Delivery Date will have, full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package.

          (k)    Ownership of the General Partner.    At the Initial Delivery Date, after giving effect to the Transactions and this offering of Units, HH GP Holding, Mr. Moeder and Mr. Maples will own 94.0%, 4.0% and 2.0% limited liability company interests, respectively, in the General Partner; such limited liability company interests will be duly authorized and validly issued in accordance with the GP LLC Agreement and will be fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act")); and HH GP Holding, Mr. Moeder and Mr. Maples will own such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively, "Liens").

          (l)    Ownership of the General Partner Interest in the Partnership.    At each Delivery Date, the General Partner will be the sole general partner of the Partnership and will have a non-economic interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability described in the Pricing Disclosure Package).

          (m)    Ownership of the Contributing Party Units.    At the Initial Delivery Date, after giving effect to the Transactions and this offering of Units, Continental Holdings will own            Common Units; DST Trust will own            Common Units; HJ Trust will own            Common Units; Equity Financial will own            Common Units; Mr. Moeder will own            Common Units and            Class B Units; and Mr. Maples will own            Common Units and            Class B Units. Such limited partner interests (collectively, the "Contributing Party Units") will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Material Provisions of the Partnership Agreement of Hiland Holdings GP, LP—Limited Liability" or by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act")).

          (n)    Ownership of MLP GP by the Partnership.    At each Delivery Date, the Partnership and Hiland Inc. will be the members of MLP GP and collectively will own 100% of the issued and outstanding limited liability company interests in the MLP GP; such limited liability company interests have been duly authorized and validly issued in accordance with the MLP GP LLC Agreement and are fully paid (to the extent required under the MLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens, except for Liens created pursuant to the Credit Facility.

          (o)    Ownership of the General Partner Interest in the MLP and Incentive Distribution Rights by the MLP GP.    The MLP GP is the sole general partner of the MLP and at each Delivery Date will own a 2% general partner interest in the MLP and all of the Incentive Distribution Rights; such general partner interests have been duly authorized and validly issued in accordance with the Limited Partnership Agreement of the MLP (as amended to date, the "MLP Partnership Agreement") and are fully paid (to the extent required under the MLP Partnership Agreement); and the MLP GP owns such general and limited partner interests free and clear of all Liens.

          (p)    Ownership of MLP Common Units and Sub Units by the Partnership.    At each Delivery Date, the Partnership will own 1,301,471 MLP Common Units and 4,080,000 MLP Sub Units; such limited partner interests have been duly authorized and validly issued in accordance with the MLP Partnership Agreement and are fully paid (to the extent required under the MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Material Provisions of the Partnership Agreement of Hiland Partners, LP—Limited Liability" or by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership will own such limited partner interests free and clear of all Liens, except for Liens created pursuant to the Credit Facility.

          (q)    Ownership of the MLP Subsidiaries.    The MLP, directly or indirectly, owns 100% of the limited liability company interests or partnership interests, as the case may be, in Hiland Operating, LLC, a Delaware limited liability company (the "Operating Company"), Hiland Partners, LLC, an Oklahoma limited liability company ("Hiland"), Hiland Energy Partners, LLC, a Delaware limited liability company ("New Hiland"), Hiland GP, LLC, a Delaware limited liability company ("GP Subsidiary"), Hiland LP, LLC, a Delaware limited liability company ("LP Subsidiary") and Continental Gas Operating, LP, an Oklahoma limited partnership ("Continental") (collectively, the "MLP Subsidiaries" and, excluding Continental and Hiland, the "Delaware MLP Subsidiaries") free and clear of all Liens, except for Liens created pursuant to the Revolving Loan Credit Agreement dated as of February 15, 2005 among the Operating Company, the lenders party thereto and MidFirst Bank as administrative agent, as amended by the First Amendment to Credit Facility dated as of September 26, 2005 among the Operating Company and the other parties thereto and the Second Amendment to Credit Facility dated June 6, 2006 among the Operating Company and the other parties thereto (together, the "MLP Credit Facility"). Such limited liability company interests or partnership interests, as the case may be, have been duly authorized and validly issued in accordance with the limited liability company or limited partnership agreements, as the case may be, of the respective Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 of the Delaware LLC Act, in the case of a Delaware limited liability company, or Sections 17-303, 17-607 or 17-804 of the Delaware LP Act, in the case of a Delaware limited partnership).

          (r)    No Other Subsidiaries.    The General Partner does not have any subsidiaries (other than the entities listed on Schedule IV hereto) which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act). The Partnership does not have any subsidiaries (other than the entities listed on Schedule IV hereto) which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act).

          (s)    Capitalization.    At the Initial Delivery Date, after giving effect to the Offering, and assuming no exercise of the Option described in Section 2 hereof, the issued and outstanding Common Units of the Partnership will consist of 21,612,000 Common Units (including 12,900,000 Contributing Party Units and 12,000 Common Units held by certain non-employee directors of the General Partner (the "Director Units")). Other than the Contributing Party Units and the Director Units, the Units will be the only limited partner interests of the Partnership issued or outstanding at each Delivery Date.

          (t)    Valid Issuance of the Units.    At the Initial Delivery Date or the Option Unit Delivery Date (as defined in Section 4 hereof), as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Material Provisions of the Partnership Agreement of Hiland Holdings GP, LP—Limited Liability" or by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

          (u)    No Preemptive Rights, Registration Rights or Options.    Except as identified in the most recent Preliminary Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the Hiland Entities or (ii) outstanding options or warrants to purchase any securities of any of the Hiland Entities. Except for such rights that have been waived or as described in the most recent Preliminary Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Hiland Entities.

          (v)    Authority and Authorization.    The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Contributing Party Units, in accordance with an upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Hiland Entities or any of their respective unitholders, stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the Contributing Party Units, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

          (w)    Authorization, Execution and Delivery of this Agreement.    This Agreement has been duly authorized and validly executed and delivered by each of the Hiland Parties party hereto.

          (x)    Authorization, Execution, Delivery and Enforceability of Certain Agreements.    At or before the Initial Delivery Date:

            (i)    The Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;

            (ii)   the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

            (iii)  the GP LLC Agreement will have been duly authorized, executed and delivered by HH GP Holding, Mr. Moeder and Mr. Maples and will be a valid and legally binding agreement of HH GP Holding, Mr. Moeder and Mr. Maples, enforceable against each of them in accordance with its terms;

provided, that, with respect to each agreement described in this Section 1(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws relating to fiduciary duties, public policy and an implied covenant of good faith and fair-dealing.

          (y)    Authorization, Execution and Enforceability of Certain MLP Agreements.    As of each Delivery Date:

            (i)    The MLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and Hiland Inc., and is a valid and legally binding agreement of the Partnership and Hiland Inc., enforceable against the Partnership and Hiland Inc. in accordance with its terms;

            (ii)   the MLP Partnership Agreement has been duly authorized, executed and delivered by MLP GP and is a valid and legally binding agreement of MLP GP, enforceable against MLP GP in accordance with its terms;

            (iii)  the limited liability company agreement of the Operating Company (the "Operating Company LLC Agreement") has been duly authorized, executed and delivered by the MLP GP, acting in its capacity as general partner of the MLP, and is a valid and legally binding agreement, enforceable against the MLP in accordance with its terms;

provided, that, with respect to each agreement described in this Section 1(y), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws relating to fiduciary duties, public policy and an implied covenant of good faith and fair-dealing.

          (z)    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Hiland Entities party hereto or thereto or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Hiland Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Hiland Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Hiland Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Hiland Entities (other than Liens created pursuant to the Credit Facility or the MLP Credit Facility), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any of the Hiland Parties to perform their obligations under this Agreement.

          (aa)    No Defaults.    None of the Hiland Entities is in (i) violation of its agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Hiland Parties to perform their obligations under this Agreement.

          (bb)    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Hiland Entities is required in connection with the offering, issuance or sale by the Partnership of the Units, application of the proceeds therefrom as described under "Use of Proceeds" in the most recent Preliminary Prospectus, execution and delivery of this Agreement or the Operative Agreements by the Hiland Entities party hereto or thereto and consummation by such Hiland Entities of the transactions contemplated hereby and thereby (including the Transactions), except for (i) the registration of the sale of the Units under the Securities Act and such permits, consents, approvals and similar authorizations as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters, (ii) such consents that have been, or prior to the Delivery Date will be, obtained, (iii) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and (iv) as disclosed in the Preliminary Prospectus.

          (cc)    Conformity of Units to Description in the most recent Preliminary Prospectus and Prospectus.    The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and Prospectus.

          (dd)    Conformity of Class B Units to Description in the most recent Preliminary Prospectus and Prospectus.    The Class B Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and Prospectus.

          (ee)    No Integration.    The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

          (ff)    No Material Adverse Change.    None of the Hiland Entities has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus; and since such date, except as described in the most recent Preliminary Prospectus, there has not been any change in the capitalization or increase in the aggregate consolidated long-term debt of the Hiland Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders' equity, properties, management, business or prospects of the Hiland Parties taken as a whole or the Hiland MLP Parties taken as a whole, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, except as described in the most recent Preliminary Prospectus, none of the Hiland Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Hiland Parties taken as a whole or the Hiland MLP Parties taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

          (gg)    Conduct of Business.    Since the date as of which information is given in the most recent Preliminary Prospectus, none of the Hiland Entities has (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared, paid or made any dividend or distribution on any class of security.

          (hh)    Financial Statements.    The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus (or any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial and operating data included in the most recent Preliminary Prospectus (and any amendment or supplement thereto) under the caption "Summary—Summary Historical and Pro Forma Financial and Operating Data" and the selected historical and pro forma financial and operating data set forth in the most recent Preliminary Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived.

          (ii)    Pro Forma Financial Statements.    The pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus. The pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

          (jj)    Statistical and Market-Related Data.    The statistical and market-related data included under the captions "Prospects Summary—Hiland Partners, LP," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Hiland Partners, LP" in the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership, the General Partner, the MLP GP, their respective consolidated subsidiaries and net assets acquired from Hiland Partners, LLC by the MLP included in the most recent Preliminary Prospectus are based on or derived from sources that the Hiland Parties believe to be reliable and accurate in all material respects.

          (kk)    Independent Public Accountants.    Grant Thornton LLP, who has certified certain financial statements of the Partnership, the General Partner, the MLP GP, their respective consolidated subsidiaries and net assets acquired from Hiland Partners, LLC by the MLP, whose report appears in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

          (ll)    Title to Properties.    At each Delivery Date, each of the Hiland Entities will have good and indefeasible title to all real property and good title to all personal property described in the most recent Preliminary Prospectus to be owned by it, free and clear of all Liens, except (i) as described, and subject to the limitations contained, in the most recent Preliminary Prospectus,

  (ii) that arise under the Credit Facility or the MLP Credit Facility, (iii) liens or security interests securing indebtedness expressly assumed by any of the Hiland Entities pursuant to the Transaction Documents or (iv) as do not materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the most recent Preliminary Prospectus; provided, that, with respect to any real property and buildings held under lease by any of the Hiland Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties leased by Hiland Parties taken as a whole or the Hiland MLP Parties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the most recent Preliminary Prospectus.

          (mm)    Rights-of-Way.    At each Delivery Date, each of the Hiland Entities will have such easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") and consents with respect to the transfer of any of the foregoing, as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus that could not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way or consents that, if not obtained, could not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Hiland Entities has, or upon consummation of the Transactions at the Closing Date will have, fulfilled and performed all of its material obligations with respect to such rights-of-way or consents, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way or consents, except for such revocations, terminations and impairments that could not reasonably be expected to have a Material Adverse Effect; and, except as described in the most recent Preliminary Prospectus, none of such rights-of-way or consents contains any restriction that is materially burdensome to the Hiland Parties taken as a whole or the Hiland MLP Parties taken as a whole.

          (nn)    Insurance.    The Hiland Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Hiland Entities has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

          (oo)    Investment Company.    None of the Hiland Entities is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under "Use of Proceeds" in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "business development company" (as defined in Section 2(a)(48) of the Investment Company Act).

          (pp)    Litigation.    Except as described in the most recent Preliminary Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Hiland Parties, threatened, to which any of the Hiland Entities is or may be a party or to which the business or property of any of the Hiland Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Hiland Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

          (qq)    Legal Proceedings or Contracts to be Described or Filed.    There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. Statements made in the most recent Preliminary Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Hiland Partners, LP" insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

          (rr)    Certain Relationships and Related Transactions.    Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between any of the Hiland Parties, on the one hand, and any of the Hiland MLP Parties, on the other hand, or among any of the Hiland Entities, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Hiland Entities, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

          (ss)    No Labor Dispute.    Except as described in the most recent Preliminary Prospectus, no labor disturbance by the employees of any of the Hiland Entities exists or, to the knowledge of any of the Hiland Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

          (tt)    Tax Returns.    Each of the Hiland Parties and Hiland MLP Parties has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

          (uu)    Books and Records; Accounting Controls.    Each of the Hiland Parties and Hiland MLP Parties (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (vv)    Disclosure Controls and Procedures.    (i) The Hiland Parties and the Hiland MLP Parties have established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports they file or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Hiland Parties and the Hiland MLP Parties, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (ww)    No Changes in Internal Controls.    Since the date of the most recent balance sheet of MLP GP and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of MLP GP, (i) none of the Hiland Entities has been advised of (A) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of any such entities to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any such entity, and (ii) since that date, there have been no significant changes in internal control over financial reporting or in other factors that could materially affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (xx)    Permits.    Each of the Hiland Parties and Hiland MLP Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such permits which, if not obtained, could not have, individually or in the aggregate, a Material Adverse Effect; each of Hiland Entities has fulfilled and performed all its material obligations due to have been fulfilled and performed with respect to such permits by such date, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that could not reasonably be expected to have a Material Adverse Effect; and, except as described in the most recent Preliminary Prospectus, none of such permits contains any restriction that is materially burdensome to the Hiland Parties taken as a whole or the Hiland MLP Parties taken as a whole.

          (yy)    Environmental Compliance.    Except as described in the most recent Preliminary Prospectus, each of Hiland Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (zz)    Directed Unit Sales.    None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 3) will be offered or sold outside of the United States. The Partnership has not offered, or caused Lehman Brothers Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of any of the Hiland Entities to alter the customer's or supplier's level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any of the Hiland Entities, or their respective businesses or products.

          (aaa)    No Distribution of Other Offering Materials.    None of the Hiland Entities has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(h) or 5(a)(v) and, in connection with the Directed Unit Program described in Section 3, the enrollment materials prepared by Lehman Brothers Inc.

          (bbb)    Market Stabilization.    The Partnership has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership or the MLP to facilitate the sale or resale of the Units.

          (ccc)    Inclusion in the NASDAQ Global Market.    The Units have been approved for quotation on The NASDAQ Global Market LLC, subject to official notice of issuance.

        Any certificate signed by any officer of the Hiland Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

        2.    Purchase of the Units by the Underwriters.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter's name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Representative may determine.

        In addition, the Partnership grants to the Underwriters an option to purchase up to 1,305,000 Option Units. Such option (the "Option") is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Units as the Representative may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

        The price of the Firm Units and any Option Units purchased by the Underwriters shall be $    per Common Unit.

        The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

        3.    Offering of Units by the Underwriters.    Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

        It is understood that            Firm Units (the "Directed Units") initially will be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") to employees of the General Partner and its affiliates who have heretofore delivered to Lehman Brothers Inc. offers to purchase Firm Units in form satisfactory to Lehman Brothers Inc. (such program, the "Directed Unit Program") and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Partnership; provided, that under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 9:00 a.m., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the most recent Preliminary Prospectus.

        The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

        4.    Delivery of and Payment for the Units.    Delivery of and payment for the Firm Units shall be made at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002 at 10:00 A.M., New York City time, on            , 2006 or at such other date or place as shall be determined by agreement between the Representative and the Partnership. This date and time are sometimes referred to as the "Initial Delivery Date." Delivery of the Firm Units shall be made to the Representative for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company ("DTC") against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

        The Option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representative; provided, that if such date falls on a day that is not a business day, the Option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an "Option Unit Delivery Date," and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a "Delivery Date."

        Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representative shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement among the Representative and the Partnership at 10:00 A.M., New York City time, on such Option Unit Delivery Date specified in the corresponding notice described in the preceding paragraph. On the Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company ("DTC") against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

        5.    Further Agreements of the Hiland Parties.

        (a)    Each of the Hiland Parties, jointly and severally, covenants and agrees to cause the Partnership:

            (i)    Preparation of Prospectus and Registration Statement.    To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by the rule; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (ii)    Signed Copies of Registration Statement.    To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

            (iii)    Copies of Documents to Underwriters.    To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

            (iv)    Filing of Amendment or Supplement.    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representative, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, which consent shall not be unreasonably withheld and which shall be provided to the Partnership promptly after having been given notice of the proposed filing; provided, that, the foregoing provision shall not apply if such filing is, in the judgment of counsel to the Partnership, required by law;

            (v)    Issuer Free Writing Prospectus.    Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

            (vi)    Reports to Security Holders.    As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership's fiscal year, 455 days after the end of the Partnership's current fiscal quarter), to make generally available to the Partnership's security holders and to deliver to the Representative an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

            (vii)    Qualifications.    Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided, that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

            (viii)    Lock-Up Period; Lock-Up Letters.    For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the "Lock-Up Period"), not to,

    directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any other Common Units or securities convertible into or exchangeable for Common Units (other than the Units and Common Units issued pursuant to employee benefit plans, option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options or restricted units pursuant to option plans existing on the date hereof or pursuant to currently outstanding options, warrants, restricted units or rights), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters, and to cause the Contributing Parties and the executive officers and directors of the General Partner to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the "Lock-Up Agreements"); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5(a)(viii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing;

            (ix)    Directed Unit Program.    In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent provided for in Section 5(a)(viii), and the Representative will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of the Representative, the Partnership will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time as is consistent with Section 5(a)(viii); and

            (x)    Application of Proceeds.    To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus.

          (b)   Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433 of the Rules and Regulations) in any "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, "Permitted Issuer Information").

        6.    Expenses.    Each of the Hiland Parties covenants and agrees, jointly and severally, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the Hiland Parties will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the

Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (e) services provided by the transfer agent or registrar; (f) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (g) any required review by the NASD of the terms of sale of the Units (including up to $            for related fees and expenses of counsel to the Underwriters); (h) the inclusion of the Units in The NASDAQ Global Market LLC or any other exchange; (i) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(vii)) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (j) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (k) the investor presentations on any "road show" undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the General Partner and half of the cost of any aircraft chartered in connection with the road show; and (m) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided, that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

        7.    Conditions of Underwriters' Obligations.    The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Hiland Parties contained herein, to the performance by the Hiland Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Hiland Parties shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)    No Underwriter shall have discovered and disclosed to any of the Hiland Parties on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made).

          (c)    All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Operative Agreements, the Registration Statement, the Prospectus and any Issuer Free Writing

  Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)    Vinson & Elkins L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-1.

          (e)    Crowe & Dunlevy, P.C. shall have furnished to the Representative its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-2.

          (f)    The Representative shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Hiland Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g)   At the time of execution of this Agreement, the Representative shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (h)   With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "initial letter"), the Hiland Parties shall have furnished to the Representative a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (i)    The Hiland Parties shall have furnished to the Representative a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of the General Partner, stating that:

            (i)    the representations, warranties and agreements of the Hiland Parties in Section 1 are true and correct on and as of such Delivery Date, and the Hiland Parties have complied with all agreements contained herein and satisfied all the conditions to be performed or satisfied by the Hiland Parties hereunder at or prior to such Delivery Date;

            (ii)   no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to their knowledge, threatened; and

            (iii)  they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, nothing has come to their attention that would lead them to believe, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, contained or contains any untrue statement of a material fact and omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, an event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

          (j)    Except as described in the most recent Preliminary Prospectus, (i) none of the Hiland Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or increase in the aggregate consolidated long-term debt of any of the Hiland Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders' equity, properties, management, business or prospects of the Hiland Parties taken as a whole or the Hiland MLP Parties taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (k)   Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NASDAQ Global Market LLC, the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (l)    The NASDAQ Global Market LLC shall have approved the Units for quotation subject to official notice of issuance.

          (m)  The Lock-Up Agreements between the Representative and each of the parties listed on Schedule III hereto and, in the case of each participant in the Directed Unit Program, the lock-up agreement contained in the Directed Unit Program materials and delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        8.    Indemnification and Contribution.

          (a)   Each of the Hiland Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus (in the case of any Preliminary Prospectus or the Prospectus, in light of the circumstances under which such statements were made) or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, in light of the circumstances under which any such statements were made, or (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter or (D) any "road show" (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a "Non-Prospectus Road Show"), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which such statements were made) and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Hiland Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Hiland Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Hiland Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Hiland Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), managers, officers and employees, and each person, if any, who controls any Hiland Party within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Hiland Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which such statements were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any of the Hiland Parties or any such director, manager, officer, employee or controlling person.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, managers, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Hiland Parties under this Section 8 if (i) the Hiland Parties and the Underwriters shall have so mutually agreed; (ii) the Hiland Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Hiland Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Hiland Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Hiland Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d)   If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), 8(c) or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Hiland Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Hiland Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Hiland Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Hiland Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Hiland Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Hiland Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          (e)   The Underwriters severally confirm and Hiland Parties acknowledges and agrees that the following statements in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Hiland Parties by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show:

            (i)    the statements regarding the delivery of Units by the Underwriters set forth on the cover page;

            (ii)   the table of underwriters under the caption "Underwriting;"

            (iii)  the second full paragraph under the caption "Underwriting—Commissions and Expenses;"

            (iv)  the last paragraph under the caption "Underwriting—Lock-Up Agreements;"

            (v)   the first and second paragraphs and the last sentence of the third paragraph under the caption "Underwriting—Stablization, Short Positions and Penalty Bids;"

            (vi)  the first paragraph under the caption "Underwriting—Electronic Distribution;" and

            (vii) the information contained under the caption "Underwriting—NASD Conduct Rules."

          (f)    The Hiland Parties shall indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of Section 15 of the Securities Act ("Lehman Brothers Entities"), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Hiland Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided, that the Hiland Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lehman Brothers Entities. The Hiland Parties shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

        9.    Defaulting Underwriters.    If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Unit Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any of the Hiland Parties. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Hiland Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representative or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any other document or arrangement.

        10.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Hiland Parties prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

        11.    Reimbursement of Underwriters' Expenses.    If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Hiland Parties to perform any agreement on its part to be performed, or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by any of the Hiland Parties is not fulfilled for any reason, the Hiland Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) (the "Expenses") incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Hiland Parties shall pay the full amount of the Expenses to the Representative; provided, however, that if this Agreement is terminated because of the failure of the conditions set forth in Sections 7(f) or 7(k), the Hiland Parties shall not be required to reimburse the Underwriters for the Expenses. If this Agreement is terminated pursuant to Section 9 (Defaulting Underwriters) by reason of the default of one or more Underwriters, the Hiland Parties shall not be obligated to reimburse any Underwriter for the Expenses.

        12.    Research Analyst Independence.    Each of the Hiland Parties acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the Hiland Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Hiland Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Hiland Parties by such Underwriters' investment banking divisions. Each of the Hiland Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership.

        13.    No Fiduciary Duty.    Each of the Hiland Parties acknowledges and agrees that, in connection with this offering and sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any of the Hiland Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Hiland Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Hiland Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to any of the Hiland Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Hiland Parties. Each of the Hiland Parties hereby waives any claims that any such entity may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of Units.

        14.    Notices, Etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

          (b)   if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Randy Moeder (Fax: 580-548-5188);

        Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Hiland Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

        15.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Hiland Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Hiland Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the representations, warranties, indemnities and agreements of the Underwriters contained in Sections 5(6) and 8(b) of this Agreement shall be deemed to be for the benefit of the directors and managers of the Hiland Parties, the officers of the Hiland Parties who have signed the Registration Statement and any person controlling the Hiland Parties within the meaning of Section 15 of the Securities Act. No purchaser of any of the Units from any Underwriter shall be construed a successor by reason merely of such purchase. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        16.    Survival.    The respective indemnities, representations, warranties and agreements of the Hiland Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any of them or any person controlling any of them.

        17.    Definition of the Terms "Business Day" and "Subsidiary."    For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

        18.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        19.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        20.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        [Signature pages follow]

        If the foregoing correctly sets forth the agreement between Hiland Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
HILAND HOLDINGS GP, LP
		By:	Hiland Partners GP Holdings, LLC, its general partner
		By:	Randy Moeder President and Chief Executive Officer
HILAND PARTNERS GP HOLDINGS, LLC
		By:	Randy Moeder President and Chief Executive Officer
HILAND PARTNERS GP, INC.
		By:	Randy Moeder President and Chief Executive Officer
Accepted:
LEHMAN BROTHERS INC.
For itself and as Representative of the several Underwriters named in Schedule I hereto
By:	Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.

Total	8,700,000

Schedule I

SCHEDULE II

Entity	Jurisdiction of Formation	Foreign Qualifications
Hiland Partners GP Holding, LLC	DE	MS, MT, ND, OK, SD, TX, WY
Hiland Holdings GP, LP	DE	MS, MT, ND, OK, SD, TX, WY
Hiland Partners, LP	DE	MS, MT, ND, OK, SD, TX, WY
Hiland Partners GP, LLC	DE	MS, MT, ND, OK, SD, TX, WY
Hiland Operating, LLC	DE	MS, MT, ND, OK, SD, TX, WY
Hiland Partners, LLC	OK	MT, ND
Hiland Energy Partners, LLC	DE	ND, WY
Hiland GP, LLC	DE	MS, MT, ND, OK, SD, TX, WY
Hiland LP, LLC	DE	MS, ND, OK, TX
Continental Gas Operating, LP	OK	MS, MT, ND, SD, TX, WY

Schedule II

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Harold Hamm
Randy Moeder
Ken Maples
Michael L. Greenwood
Edward D. Doherty
Rayford T. Reid
Shelby E. Odell
Cheryl Evans
Bobby B. Lyle

Executive Officers

Ron Hill
Robert Shain

Contributing Parties

HH GP Holding, LLC
Continental Gas Holdings, Inc.
The Harold Hamm DST Trust
The Harold Hamm HJ Trust

Schedule III

SCHEDULE IV

Hiland Holdings GP, LP
Hiland Partners, LP
Hiland Partners GP, LLC
Hiland Operating, LLC
Hiland Partners, LLC
Hiland Energy Partners, LLC
Hiland GP, LLC
Hiland LP, LLC
Continental Gas Operating, LP

Schedule IV

EXHIBIT A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
 As Representative of the several
  Underwriters named in Schedule I,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        The undersigned understands that you (the "Representative") and certain other firms (the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by the Underwriters of common units (the "Common Units") representing limited partner interests in Hiland Holdings GP, LP, a Delaware limited partnership (the "Partnership"), and that the Underwriters propose to reoffer the Common Units to the public (the "Offering").

        In consideration of the execution of the Underwriting Agreement by the Representative on behalf of the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units owned by the undersigned on the date of the execution of this letter or on the date of the completion of the Offering, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause, or otherwise attempt to cause, to be filed a registration statement (other than a registration statement on Form S-8), including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Offering (such 180-day period, the "Lock-Up Period"). The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or the undersigned's spouse, parent, child, grandchild, other family member or dependent reasonably acceptable to the Partnership or to a trust for the benefit of any such individual, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company) (each a "Family Transfer").

        Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership or the MLP issues an earnings release or material news or a material event relating to the Partnership or the MLP occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership or the MLP announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings

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release or the announcement of the material news or the occurrence of the material event, unless the Representative waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

        In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, if the Partnership notifies the Representative that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

        The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Dated:

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EXHIBIT B-1

FORM OF OPINION OF VINSON & ELKINS L.L.P.

        1.    Formation and Qualification.    Each of the Hiland Parties, the MLP GP, the MLP and the Delaware MLP Subsidiaries has been duly formed, is validly existing and is in good standing as a limited partnership, corporation or limited liability company, as applicable, under the laws of the State of Delaware, with all requisite partnership, corporate or limited liability company, as the case may be, power and authority necessary to own or lease its properties, to conduct its business and to consummate the transactions contemplated in the Transaction Documents, in each case in all material respects as described in the most recent Preliminary Prospectus, and each such entity is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Annex 1 to this opinion.

        2.    Power and Authority to Act as General Partner.    The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the most recent Preliminary Prospectus.

        3.    Ownership of the General Partner.    HH GP Holding, Mr. Moeder and Mr. Maples own 94.0%, 4.0% and 2.0% limited liability company interests, respectively, in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and HH GP Holding, Mr. Moeder and Mr. Maples own such limited liability company interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming HH GP Holding, Mr. Moeder or Mr. Maples as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

        4.    Ownership of the General Partner Interest in the Partnership.    The General Partner is the sole general partner of the Partnership and has a non-economic interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability described in the Pricing Disclosure Package) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

        5.    Ownership of the Contributing Party Units.    Continental Holdings owns             Common Units; DST Trust owns            Common Units; HJ Trust owns            Common Units; Equity Financial owns            Common Units; Mr. Moeder owns            Common Units and              Class B Common Units; and Mr. Maples owns            Common Units and             Class B Units. Such limited partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement.

        6.    Ownership of the MLP GP by the Partnership and Hiland Inc.    The Partnership and Hiland Inc. are the members of the MLP GP and collectively own 100% of the issued and outstanding limited liability company interests in the MLP GP; such limited liability company interests have been duly authorized and validly issued in accordance with the MLP GP LLC Agreement and are fully paid (to the extent required by the MLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership and Hiland Inc. own such limited liability company interest free and clear of all Liens

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(i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or Hiland Inc. as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than Liens created pursuant to the Credit Facility.

        7.    Ownership of MLP Common and Subordinated Units by the Partnership.    Upon completion of the Transactions, the Partnerships will own 1,301,471 MLP Common Units and 4,080,000 MLP Sub Units; such limited partner interests have been duly authorized and validly issued in accordance with the MLP Partnership Agreement and are fully paid (to the extent required under the MLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Material Provisions of the Partnership Agreement of Hiland Partners, LP—Limited Liability" or by Sections 17-303, 17-607 and 17-804 of the Delaware Act); and the Partnership owns such interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than Liens created pursuant to the Credit Facility.

        8.    Ownership of the General Partner Interest in the MLP and the Incentive Distribution Rights.    The MLP GP is the sole general partner of MLP and owns a 2% general partner interest in the MLP and all of the Incentive Distribution Rights; such general partner interest has been duly authorized and validly issued in accordance with the MLP Partnership Agreement and is fully paid (to the extent required under the MLP Partnership Agreement); and the Partnership owns such interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

        9.    Valid Issuance of the Units.    The Units to be issued and sold by the Partnership to the Underwriters and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment thereof as provided in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Material Provisions of the Partnership Agreement of Hiland Holdings GP, LP—Limited Liability" or by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

        10.    Ownership of the Delaware MLP Subsidiaries.    The MLP owns, directly or indirectly, 100% of the limited liability company interests or partnership interests, as the case may be, in the Delaware MLP Subsidiaries; such interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements or limited partnership agreements of the Delaware MLP Subsidiaries and are fully paid (to the extent required under their respective limited liability company agreements or limited partnership agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act or Sections 17-303, 17-607 or 17-804 of the Delaware LP Act), in each case free and clear of all Liens, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the MLP or any Delaware MLP Subsidiary as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Delaware LP Act and other than Liens created pursuant to the MLP Credit Facility.

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        11.    No Preemptive Rights, Registration Rights or Options.    Except as identified in the most recent Preliminary Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the Hiland Entities or (ii) outstanding options or warrants to purchase any securities of any of the Hiland Entities, in each case arising solely pursuant to the Partnership Agreement, the GP LLC Agreement, the MLP GP LLC Agreement, the MLP Partnership Agreement or any other agreement or instrument listed as an exhibit to the Registration Statement to which any of the Hiland Entities is a party or by which any of them may be bound. Except for such rights that have been waived or as described in the most recent Preliminary Prospectus, to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Hiland Entities.

        12.    Authority and Authorization.    The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement, and (ii) the Contributing Party Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement.

        13.    Authorization, Execution and Delivery of the Underwriting Agreement.    This Agreement has been duly authorized and validly executed and delivered by each of the Hiland Parties.

        14.    Authorization, Execution, Delivery and Enforceability of Certain Agreements.

          (a)   The Credit Facility has been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreement of the Hiland Entities party thereto enforceable against the Hiland Entities party thereto in accordance with its terms;

          (b)   The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner enforceable against the General Partner in accordance with its terms; and

          (c)   The GP LLC Agreement has been duly authorized, executed and delivered by Mr. Moeder and Mr. Maples and is a valid and legally binding agreement of HH GP Holding, Mr. Moeder and Mr. Maples enforceable against each of them in accordance with its terms;

provided, however, that, with respect to each agreement described above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws related to fiduciary duties, public policy and an implied covenant of good faith and fair dealing.

        15.    Authorization, Execution and Enforceability of Certain MLP Agreements.

          (a)   The MLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and Hiland Inc., and is a valid and legally binding agreement of the Partnership and Hiland Inc., enforceable against the Partnership and Hiland Inc. in accordance with its terms;

          (b)   the MLP Partnership Agreement has been duly authorized, executed and delivered by MLP GP and is a valid and legally binding agreement of MLP GP, enforceable against MLP GP in accordance with its terms; and

          (c)   the Operating Company LLC Agreement has been duly authorized, executed and delivered by the MLP GP, acting in its capacity as general partner of the MLP, and is a valid and legally binding agreement, enforceable against the MLP in accordance with its terms;

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provided, however, that, with respect to each agreement described above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws related to fiduciary duties, public policy and an implied covenant of good faith and fair dealing.

        16.    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Hiland Entities party hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of any of the Hiland Entities (other than Liens created pursuant to the Credit Facility and the MLP Credit Facility) pursuant to, (i) the partnership agreement, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other constituent document of any of the Delaware Entities, (ii) (A) any Transaction Document, or (B) any agreement or other instrument filed as an exhibit to the Registration Statement, (iii) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the "DGCL"), the laws of the State of Texas or federal law or (iv) any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the Hiland Entities or any of their properties in a proceeding to which any of them or their property is a party, which conflict, breach, violation, default or lien in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any of the Hiland Entities to consummate the transactions (including the Transactions) provided for in this Agreement or the Operative Agreements; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

        17.    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, execution and delivery of this Agreement or the Operative Agreements by the Hiland Entities party hereto or thereto and consummation by such Hiland Entities of the transactions contemplated hereby and thereby (including the Transactions), except for (i) the registration of the sale of the Units under the Securities Act and such permits, consents, approvals and similar authorizations as may be required under the Exchange Act and state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, (ii) such consents that have been obtained, (iii) for such consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions (other than those contemplated by the Credit Facility or the MLP Facility), (iv) such consents that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (v) as disclosed in the most recent Preliminary Prospectus.

        18.    Description of Common Units.    The statements made in the Prospectus under the caption "Description of Our Common Units," insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), constitute accurate summaries of the terms of such Common Units in all material respects.

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        19.    Descriptions and Summaries.    The statements made in the Prospectus under the captions "Our Cash Distribution Policy and Restrictions on Distributions," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Hiland Partners GP, LLC Credit Agreement," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Hiland Holdings GP, LP Credit Facility," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Hiland Partners Credit Facility," "Conflicts of Interest and Fiduciary Duties," "Hiland Partners, LP's Cash Distribution Policy," "Material Provisions of the Partnership Agreement of Hiland Holdings GP, LP" and "Material Provisions of the Partnership Agreement of Hiland Partners, LP," insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects; the statements set forth in the Prospectus under the caption "Certain Relationships and Related Party Transactions—Contribution Agreement," "Certain Relationships and Related Party Transactions—Related Party Transactions Involving Hiland Partners—Non-Competition Agreement," "Certain Relationships and Related Party Transactions—Related Party Transactions Involving Hiland Partners—Omnibus Agreement," "Certain Relationships and Related Party Transactions—Related Party Transactions Involving Hiland Partners—Acquisition Agreement" and "Certain Relationships and Related Party Transactions—Related Party Transactions Involving Hiland Partners—Contracts with Continental Resources and Other Related Parties," insofar as they describe any agreement, are accurate in all material respects.

        20.    Tax Opinion.    The opinion of such counsel that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

        21.    Effectiveness of Registration Statement.    The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

        22.    Form of Registration Statement and Prospectus.    The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to the date of such opinion (other than the financial statements, the notes and schedules thereto and other financial and statistical data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

        23.    Investment Company.    None of the Hiland Parties or Hiland MLP Parties is and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under "Use of Proceeds" in the in the most recent Preliminary Prospectus, none of them will be, an "investment company" within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

        24.    Legal Proceedings or Contracts to be Described or Filed.    To the knowledge of such counsel, there are no (i) there are no legal or governmental proceedings pending or threatened to which any of the Hiland Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Rules and Regulations.

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        In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Hiland Entities and the independent registered public accounting firm of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that

          (A)  the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

          (B)  the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

          (C)  the Prospectus, as of its issue date and as of such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case such counsel need express no opinion with respect to (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon or (ii) the other financial and statistical data contained in or omitted from the Registration Statement, the Prospectus or the most recent Preliminary Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

        In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Hiland Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Texas, the Delaware LP Act, Delaware LLC Act and the DGCL, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of Hiland Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Schedule II (each of which shall be dated as of a date not more than fourteen days prior to the Initial Delivery Date and shall be provided to you) and that such counsel is not admitted in the State of Oklahoma, (iv) state that they express no opinion with respect to the title of any of the Contributing Parties to any of their respective property purported to be transferred by the Contribution Agreement and (vi) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of any of the Hiland Entities may be subject.

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EXHIBIT B-2

FORM OF OPINION

Oklahoma Local Counsel Opinion

        1.    Due Qualification.    Each of the applicable Hiland Entities has been duly qualified or registered as a foreign limited partnership or foreign limited liability company, as the case may be, for the transaction of business under the laws of the State of Oklahoma.

        2.    Existence; Power and Authority.    Each of HH GP Holding, Continental and Hiland (the "Oklahoma Entities") has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Oklahoma. Each of the Oklahoma Entities has all limited partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the most recent Preliminary Prospectus. Each of the Hiland Entities other than the Oklahoma Entities has all limited partnership or limited liability company, as the case may be, power and authority under the laws of the State of Oklahoma necessary to own or lease its properties and to conduct its business in the State of Oklahoma, in each case in all material respects as described in the most recent Preliminary Prospectus.

        3.    Ownership of HH GP Holding.    Harold Hamm owns all of the limited liability company interests in HH GP Holding; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of HH GP Holding and are fully paid (to the extent required by the limited liability company agreement) and nonassessable; and Mr. Hamm owns such limited liability company interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Mr. Hamm as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

        4.    Ownership of Continental.    GP Subsidiary is the sole general partner of Continental and owns a 0.01% general partner interest in Continental, and LP Subsidiary is the sole limited partner of Continental and owns a 99.99% limited partner interest in Continental; such general and limited partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of Continental and are fully paid (to the extent required by the partnership agreement) and nonassessable; and GP Subsidiary and LP Subsidiary own such interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than Liens created pursuant to the MLP Credit Facility.

        5.    Ownership of Hiland.    The Operating Company owns all of the limited liability company interests in Hiland; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Hiland and are fully paid (to the extent required by the limited liability company agreement) and nonassessable; and the Operating Company owns such limited liability company interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than Liens created pursuant to the MLP Credit Facility.

        6.    Limited Liability.    The Partnership will not be liable under the laws of the State of Oklahoma for the liabilities of the Hiland MLP Parties, and the Unitholders will not be liable under the laws of the State of Oklahoma for the liabilities of the Partnership or the Hiland MLP Parties, as a result

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solely of their ownership interests in the Partnership, as applicable, except in each case to the same extent as under the laws of the State of Delaware as described in the most recent Preliminary Prospectus.

        7.    Enforceability of Operative Agreements.    Each Operative Agreement to which any of the Oklahoma Entities is a party has been duly authorized, executed and delivered by the Oklahoma Entity party thereto. Each of the Operative Agreements governed by Oklahoma law and is a valid and legally binding agreement of the Hiland Entities party thereto, enforceable against each of them in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws related to fiduciary duties, public policy and an implied covenant of good faith and fair dealing.

        8.    Due Authorization, Execution and Delivery of GP LLC Agreement.    The GP LLC Agreement has been duly authorized, executed and delivered by HH GP Holding.

        9.    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Hiland Entities party hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Oklahoma Entities (other than liens created pursuant to the MLP Credit Facility) pursuant to, (i) the partnership agreement or limited liability company agreement, certificate of formation or other constituent document of any of the Oklahoma Entities, (ii) any statute of the State of Oklahoma, which conflict, breach, violation, default or lien in the case of clause (ii) could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any of the Hiland Entities to consummate the transactions (including the Transactions) provided for in this Agreement or the Operative Agreements; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

        10.    No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification of or with any Oklahoma court, governmental agency or body having jurisdiction over any of the Oklahoma Entities is required in connection with the offering, issuance or sale by the Partnership of the Units, application of the proceeds therefrom as described under "Use of Proceeds" in the most recent Preliminary Prospectus, execution and delivery of this Agreement or the Operative Agreements by the Oklahoma Entities party hereto or thereto and consummation by such Oklahoma Entities of the transactions contemplated hereby and thereby (including the Transactions), except for (i) the registration of the sale of the Units under the Securities Act and such permits, consents, approvals and similar authorizations as may be required under the Exchange Act and state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters, (ii) such consents that have been obtained, (iii) such consents that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) as disclosed in the most recent Preliminary Prospectus.

        In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Hiland Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that their opinion is limited to the laws of the State of

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Oklahoma and (iv) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Hiland Entities may be subject.

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QuickLinks

  Exhibit 1.1
8,700,000 Common Units HILAND HOLDINGS GP, LP Representing Limited Partner Interests UNDERWRITING AGREEMENT
SCHEDULE I
SCHEDULE II
SCHEDULE III
SCHEDULE IV
  EXHIBIT A
LOCK-UP LETTER AGREEMENT
  EXHIBIT B-1
FORM OF OPINION OF VINSON & ELKINS L.L.P.
  EXHIBIT B-2
FORM OF OPINION Oklahoma Local Counsel Opinion